UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAMAC ENERGY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1330 Post Oak Boulevard Suite 2575 Houston, Texas 77056	30-0349798
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

CAMAC Energy Inc. (f/k/a Pacific Asia Petroleum, Inc.) 2009 Equity Incentive Plan, as amended June 24, 2011
(Full Title of the Plan)

Dr. Kase Lukman Lawal
Chief Executive Officer
1330 Post Oak Boulevard
Suite 2575
Houston, Texas 77056
(Name and Address of Agent for Service)

(713) 797-2940
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-2784
(214) 855-8000
Attention:  Harva R. Dockery

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee (2)
Common Stock, par value $0.001 per share	6,000,000 shares	$1.25	(3)	$7,500,000	(3)	$871

(1)
This Registration Statement covers 6,000,000 additional shares of common stock, par value $0.001 per share, of CAMAC Energy Inc. (the “Registrant” or the “Company”) available for issuance pursuant to awards under the Company’s 2009 Equity Incentive Plan (the “Plan”). This Registration Statement also covers any additional shares of common stock of the Registrant that become issuable pursuant to awards by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the Registrant.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan. A Registration Statement on Form S-8 has been filed previously on July 22, 2009 (File No. 333-160737) covering 6,000,000 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)
Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on June 27, 2011, as reported on the New York Stock Exchange Amex.

   EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. The contents of the Registration Statement on Form S-8 filed on July 22, 2009 (File No. 333-160737) are incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 6,000,000 shares of common stock, par value $0.001 per share, of CAMAC Energy Inc., which may be awarded under the 2009 Equity Incentive Plan pursuant to an amendment of such plan authorized by the stockholders of the Registrant on June 24, 2011.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on July 22, 2009 (File No. 333-160737), by CAMAC Energy Inc., a Delaware corporation (f/k/a Pacific Asia Petroleum, Inc.) (the “Company” or the “Registrant”), are incorporated herein by reference. In addition, the following new documents filed with the Commission by the Company are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the Commission on March 11, 2011;

(b)	Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, filed with the Commission on May 2, 2011;

(c)	the Company’s Quarterly Report for the fiscal quarter ended March 31, 2011, filed with the Commission on May 4, 2011;

(d)
the Company’s Current Reports on Form 8-K, filed with the Commission on February 4, 2011, February 11, 2011, February 16, 2011, April 13, 2011, June 6, 2011, June 9, 2011, and June 29, 2011 (excluding information furnished under Items 2.02 and 9.01); and

(e)
the description of the Company’s Common Stock contained in the Registration Statement on Form 10-SB/A, File No. 000-52770, filed with the Commission on November 20, 2007, and any further amendment or report filed hereafter for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 8.	EXHIBITS.

Exhibit No.	Description

4.1*	The Company’s 2009 Equity Incentive Plan, as amended June 24, 2011.

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of our Form 10-SB (No. 000-52770) filed on August 15, 2007).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed April 7, 2010 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on April 13, 2010).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Form 10-SB (No. 000-52770) filed on August 15, 2007).

4.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of our Form 10-Q (No. 001-34525) filed on May 4, 2011).

5.1 *	Opinion of Fulbright & Jaworski L.L.P.

23.1 *	Consent of RBSM LLP

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3 *	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1 *	Power of Attorney (included on signature page)

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on this 1st day of July, 2011.

CAMAC Energy Inc.

By:	/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kase Lukman Lawal and Edward G. Caminos, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Kase Lukman Lawal
Dr. Kase Lukman Lawal	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 1, 2011

/s/ Dr. Lee Brown
Dr. Lee Brown	Director	July 1, 2011

/s/ John Hofmeister
John Hofmeister	Director	July 1, 2011

/s/ Hazel O’Leary
Hazel O’Leary	Director	July 1, 2011

/s/ William J. Campbell
William J. Campbell	Director	July 1, 2011

/s/ J. Kent Friedman
J. Kent Friedman	Director	July 1, 2011

/s/ Ira Wayne McConnell
Ira Wayne McConnell	Director	July 1, 2011

/s/ Edward G. Caminos
Edward G. Caminos	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 1, 2011

EXHIBIT INDEX

Exhibit No.	Description

4.1*	The Company’s 2009 Equity Incentive Plan, as amended June 24, 2011.

4.2	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of our Form 10-SB (No. 000-52770) filed on August 15, 2007).

4.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation, filed April 7, 2010 (incorporated by reference to Exhibit 3.1 of our Current Report on Form 8-K filed on April 13, 2010).

4.4	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 of our Form 10-SB (No. 000-52770) filed on August 15, 2007).

4.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 of our Form 10-Q (No. 001-34525) filed on May 4, 2011).

5.1 *	Opinion of Fulbright & Jaworski L.L.P.

23.1 *	Consent of RBSM LLP

23.2*	Consent of Netherland, Sewell & Associates, Inc.

23.3 *	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1)

24.1 *	Power of Attorney (included on signature page)

*	Filed herewith.